Exhibit 99.1
FOR IMMEDIATE RELEASE
May 13, 2013

Greektown Superholdings, Inc. Reports First Quarter 2013 Financial Results

DETROIT, May 13, 2013 – Greektown Superholdings, Inc. (“Greektown” or the “company”) today reported financial results for its first quarter ended March 31, 2013. Financial highlights for the first quarter include:

•	Net revenues for the three months ended March 31, 2013 were $81.1 million compared to $91.8 million for the same quarter of 2012, a decrease of 11.7%.

•	Income from operations for the first quarter decreased to $5.8 million compared to $14.9 million a year ago.

•	Net loss increased to $11.2 million compared to $1.3 million a year ago.

•	EBITDA(1) decreased to $12.9 million in the first quarter of 2013 from $23.6 million in the same quarter of 2012.

“We introduced a number of meaningful enhancements to the guest experience at Greektown Casino-Hotel in the first quarter of 2013,” said Michael Puggi, Greektown’s president and chief executive officer. “Like most regional gaming markets, however, the Detroit gaming market contracted in the first quarter compared to the prior year as a result of weather and other factors, and this was the most significant element affecting our revenue performance.”

“We have been encouraged by guests’ response to our recently-completed property improvements,” continued Puggi. “Brizola, our new fine dining restaurant located adjacent to the casino floor, has received numerous accolades, and was voted the ‘Best Casino Restaurant’ by the readers of the Metro Times in Detroit. Our new 900 space valet parking garage, which connects directly to the casino entrance via a moving walkway over Monroe Street, has seen a 20% increase in cars parked compared to our old valet garage.”

“The renovations and amenities recently introduced provide a foundation for further renewal and development of Greektown Casino-Hotel, the pace and scope of which are anticipated to increase under the company’s new ownership.”

Income from operations, net loss, and EBITDA were impacted in the first quarter of 2013 by increased promotional and advertising expenses supporting the launch of several of the company’s property improvements, including the Market District, a collection of five distinctive casual dining outlets, the new valet parking garage, and Brizola. In addition, the company incurred approximately $3.0 million of costs in the first quarter of 2013 related to its ownership transition.

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. Reconciliation of net loss to EBITDA is attached to this release. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the company’s EBITDA may not be comparable to similarly titled measures presented by other companies.

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About Greektown Superholdings, Inc.

Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as Brizola, The Market District, Asteria, The Fringe, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009, and opened a new 900 space valet parking garage in February 2013. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, and there can be no assurance that the expected benefits of our new projects will be realized. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:
Greektown Superholdings, Inc.
John Truscott
517-485-9320
jtruscott@truscottrossman.com

Investor Contact:
Greektown Superholdings, Inc.
Glen Tomaszewski
Senior Vice President, Chief Financial Officer and Treasurer
313-223-2999, ext. 5467
gtomaszewski@greektowncasino.com

Greektown Superholdings, Inc.
Consolidated Statements of Operation (unaudited)
(In thousands, except share and per share data)

	Three months ended March 31,
	2013	2012
Revenues
Casino	$85,613	$95,368
Food and beverage	5,939	6,420
Hotel	3,070	2,950
Other	1,491	1,337
Gross revenues	96,113	106,075
Less promotional allowances	15,035	14,237
Net revenues	81,078	91,838

Operating expenses
Casino	19,649	21,241
Gaming taxes	18,552	20,564
Food and beverage	4,287	4,759
Hotel	2,685	2,617
Marketing, advertising, and entertainment	2,014	1,334
Facilities	5,389	5,269
Depreciation and amortization	7,595	8,632
General and administrative expenses	12,036	12,340
Ownership transition expenses	2,964	–
Other	131	143
Operating expenses	75,302	76,899
Income from operations	5,776	14,939

Other (expenses) income
Interest expense, net	(12,755)	(12,653)
Amortization of finance fees and accretion of discount on senior notes	(2,007)	(1,838)
Refinancing expense	(235)	–
Other (expense) income	(188)	56
Total other expense, net	(15,185)	(14,435)

(Loss) income before income taxes	(9,409)	504

Income tax expense – current	(64)	(74)
Income tax expense - deferred	(1,682)	(1,682)
Net loss	$(11,155)	$(1,252)

Loss per share:
Basic	$(100.70)	$(38.09)
Diluted	$(100.70)	$(38.09)

Weighted average common shares outstanding	153,387	145,544
Weighted average common and common equivalent shares outstanding	153,387	145,544

Greektown Superholdings, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31,	December 31,
	2013	2012
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$38,407	$49,442
Accounts receivable – gaming, net	620	710
Accounts receivable – other, net	1,662	1,397
Inventories	437	458
Prepaid expenses	6,185	3,902
Prepaid Michigan Gaming Control Board annual fee	6,456	9,104
Prepaid municipal services fees	2,311	3,411
Deposits	1,632	1,632
Total current assets	57,710	70,056

Property, building, and equipment, net	340,240	342,417

Other assets:
Financing fees - net of accumulated amortization	7,367	8,235
Deposits and other assets	30	30
Casino development rights	117,800	117,800
Trade names	26,300	26,300
Rated player relationships - net of accumulated amortization	31,050	34,500
Goodwill	110,252	110,252

Total assets	$690,749	$709,590

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	14,700	17,503
Accrued interest	12,678	25,125
Accrued expenses and other liabilities	14,334	9,858
Current portion of revolving credit facility	3,000	3,000
Total current liabilities	44,712	55,486

Long-term liabilities:
Other accrued income taxes	9,239	9,165
Revolving credit facility, less current portion	12,000	12,000
Senior secured notes - net	372,982	371,843
Obligation under capital lease	2,467	2,472
Deferred income taxes	18,503	16,821
Total long-term liabilities	415,191	412,301

Total liabilities	459,903	467,787

Shareholders' equity (members' deficit):
Series A-1 preferred stock at $0.01 par value;
1,688,268 shares authorized, 1,463,535 shares issued and outstanding at March 31, 2013 and December 31, 2012	185,396	185,396
Series A-2 preferred stock at $0.01 par value;
645,065 shares authorized, 162,255 shares issued and outstanding at March 31, 2013 and December 31, 2012	20,551	20,551
Series A-1 preferred warrants at $0.01 par value;
202,511 shares issued and outstanding at March 31, 2013 and December 31, 2012	25,651	25,651
Series A-2 preferred warrants at $0.01 par value;
460,587 shares issued and outstanding at March 31, 2013 and December 31, 2012	58,342	58,342
Series A-1 common stock at $0.01 par value;
4,354,935 shares authorized, 152,054 shares issued and outstanding at March 31, 2013 and December 31, 2012	1	1
Series A-2 common stock at $0.01 par value; 645,065 shares authorized, no shares issued	–	–
Additional paid-in capital	14,627	14,429
Accumulated deficit	(73,722)	(62,567)
Total shareholders' equity	230,846	241,803
Total liabilities and shareholders' equity	$690,749	$709,590

Greektown Superholdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Twelve months ended March 31,
	2013	2012
Operating activities
Net loss	$(11,155)	$(1,252)
Adjustments to reconcile net loss net cash provided by operating activities:
Depreciation and amortization	7,595	8,632
Amortization of finance fees and accretion of discount on senior notes	2,007	1,838
Deferred income taxes	1,682	1,682
Stock based compensation	198	157
Changes in current assets and liabilities:
Accounts receivable - gaming	90	31
Accounts receivable - other	(265)	(344)
Inventories	21	(25)
Prepaid expenses	1,465	1,949
Accounts payable	(2,803)	(1,285)
Accrued interest	(12,447)	(12,513)
Accrued expenses and other liabilities	10,106	(269)
Net cash used in operating activities	(3,506)	(1,399)

Investing activities
Capital expenditures	(7,529)	(3,294)
Net cash used in investing activities	(7,529)	(3,294)

Net decrease in cash and cash equivalents	(11,035)	(4,693)
Cash and cash equivalents at beginning of period	49,442	50,754
Cash and cash equivalents at end of period	$38,407	$46,061

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$25,126	$25,101
Cash paid during the period for income taxes	$-	$-

Greektown Superholdings, Inc.
Reconciliation of Net Loss to EBITDA (1)
(In thousands)

	Three months ended March 31,
	2013	2012
Net loss	$(11,155)	$(1,252)
Interest expense	14,762	14,491
Income tax expense	1,746	1,756
Depreciation and amortization	7,595	8,632
EBITDA (1)	$12,948	$23,627

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the Company’s EBITDA may not be comparable to similarly titled measures presented by other companies.